SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 28, 2002

SUPERCONDUCTOR TECHNOLOGIES INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-21074	77-0158076
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

460 Ward Drive, Santa Barbara, CA	93111
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (805) 690-4500

Item 5. Other Events.
SIGNATURES

Item 5. Other Events.

     On March 13, 2002, the Company announced a $13.0 million private placement of equity securities; $11.2 million had closed— $1.8 million was pending. On March 28, 2002, the remaining $1.8 million was closed. Pursuant to its contractual obligations to the investors, the Company filed a registration statement on Form S-3 to register the common stock issued to the investors and the common stock underlying the warrants. The registration statement was declared effective on April 5, 2002.

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SIGNATURES

     Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERCONDUCTOR TECHNOLOGIES INC.

Date: April 5, 2002	By:	/s/ Martin S. McDermut

Martin S. McDermut Senior Vice President, Chief Financial Officer and Secretary

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